UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

LGL Systems Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	83-4599446
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

165 W. Liberty Street, Suite 220
Reno, Nevada	89501
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	The New York Stock Exchange
Class A common stock, $0.0001 par value per share	The New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for shares of Class A common stock at an exercise price of $11.50 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: __________________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

(Title of class)

EXPLANATORY NOTE

This registration statement on Form 8-A is being filed by LGL Systems Acquisition Corp., a Delaware corporation (the “Registrant”), with the Securities and Exchange Commission in connection with the Company’s transfer of its listing of Class A common stock, redeemable warrants, exercisable for shares of Class A common stock, and units consisting of one share of Class A common stock and one-half of one redeemable warrant, from The Nasdaq Stock Market LLC (the “Nasdaq”) to the New York Stock Exchange (the “NYSE”). Upon the commencement of trading of the securities on the NYSE, the Registrant will voluntarily withdraw the Class A common stock, redeemable warrants and units from listing on the Nasdaq.

Item 1. Description of Registrant’s Securities to Be Registered.

The description under the heading “Description of Securities” relating to the Registrant’s Class A common stock, $0.0001 par value per share, redeemable warrants, exercisable at a price of $11.50 for shares of Class A common stock and units consisting of one share of Class A common stock and one-half of a redeemable warrant contained in the prospectus filed with the Securities and Exchange Commission on November 12, 2019 with respect to Registrant’s Registration Statement on Form S-1 (Registration Nos. 333-234124 and 333-234550), is incorporated herein by reference, except that the information concerning the listing of the Registrant’s securities is hereby updated to reflect the listing of the Class A common stock, redeemable warrants and units on the NYSE and the Registrant’s obligation to comply with the listing standards of the NYSE applicable to special purpose acquisition companies.

Item 2. Exhibits.

3.1	Certificate of Incorporation (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1, File No. 333-234124, filed on October 21, 2019).
3.2	Amended and Restated Certificate of Incorporation (included in the Registrant’s Current Report on Form 8-K filed on November 12, 2019).
3.3	Bylaws (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1, File No. 333-234124, filed on October 21, 2019)
4.1	Specimen Unit Certificate (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1, File No. 333-234124, filed on October 21, 2019).
4.2	Specimen Common Stock Certificate (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1, File No. 333-234124, filed on October 21, 2019).
4.3	Specimen Warrant Certificate (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1, File No. 333-234124, filed on October 21, 2019).
4.4	Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant (included in the Registrant’s Current Report on Form 8-K filed on November 12, 2019).
10.1	Investment Management Trust Agreement between Continental Stock Transfer and Trust Company and the Registrant (included in the Registrant’s Current Report on Form 8-K filed on November 12, 2019).
10.2	Registration Rights Agreement (included in the Registrant’s Current Report on Form 8-K filed on November 12, 2019).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 6, 2020	LGL SYSTEMS ACQUISITION CORP.

	By:	/s/ Robert LaPenta Jr.
		Name:	Robert LaPenta Jr.
		Title:	Chief Financial Officer

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